Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-267601 on Form S-4 of our report dated March 16, 2022, relating to the financial statements of Shift Technologies, Inc. appearing in the Annual Report on Form 10-K of Shift Technologies, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
November 1, 2022